UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 19, 2018

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 Memorial Drive, 2nd Floor, Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2018, the Board of Directors (the “Board”) of Scholar Rock Holding Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, expanded the size of the Board from seven to eight members and elected Edward Myles to fill the newly created vacancy effective immediately. The board determined that Mr. Myles is independent under the listing standards of NASDAQ and the Company’s corporate governance guidelines.  The Board also determined that Mr. Myles qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.  Mr. Myles will serve as a Class 1 director with a term expiring at the annual meeting of stockholders to be held in 2019. Mr. Myles was also appointed to serve as the Chairman of the Board’s Audit Committee (“Audit Committee”) and as a member of the Board’s Compensation Committee (“Compensation Committee”).  Following the appointment of Mr. Myles, the Company’s Audit Committee consists of Mr. Myles (Chair), Michael Gilman and Amir Nashat and the Company’s Compensation Committee consists of Kristina Burow (Chair), David Hallal and Mr. Myles.

In accordance with the Company’s non-employee director compensation program, Mr. Myles will receive an annual cash retainer of $35,000 for service on the Board, which is payable quarterly in arrears. In addition, Mr. Myles will receive an annual cash retainer of $15,000 for service as Chairman of the Audit Committee and $5,000 for service as a member of the Compensation Committee. In connection with his election to the Board, on November 19, 2018, Mr. Myles received a stock option to purchase 20,316 shares of common stock of the Company at an exercise price per share equal to the closing price per share of the Common Stock on the NASDAQ Global Market (the “Fair Market Value”) on November 19, 2018. This option vests monthly over three years, subject to continued service through such date.

Mr. Myles is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Myles and any other persons pursuant to which he was selected as a director.

In addition, Mr. Myles has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors.

On November 19, 2018, the Company issued a press release announcing the appointment of Mr. Myles to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1        Press Release issued by the Company on November 19, 2018, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: November 19, 2018	By:	/s/ Junlin Ho
Junlin Ho
VP, Head of Corporate Legal